AIM BALANCED-RISK RETIREMENT 2010 FUND                             SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:   12/31/2009
FILE NUMBER :        811-2699
SERIES NO.:          19

72DD.       1  Total income dividends for which record date passed during the period. (000's Omitted)
               Class A                                  $   224
            2  Dividends for a second class of open-end company shares (000's Omitted)
               Class B                                  $    26
               Class C                                  $    66
               Class R                                  $    49
               Class Y                                  $     4
               Institutional Class                      $     1

73A.           Payments per share outstanding during the entire current period: (form nnn.nnnn)
            1  Dividends from net investment income
               Class A                                   0.4312
            2  Dividends for a second class of open-end company shares (form nnn.nnnn)
               Class B                                   0.3860
               Class C                                   0.3860
               Class R                                   0.4155
               Class Y                                   0.4477
               Institutional Class                       0.4477

74U.        1  Number of shares outstanding (000's Omitted)
               Class A                                      557
            2  Number of shares outstanding of a second class of open-end company shares (000's Omitted)
               Class B                                       70
               Class C                                      178
               Class R                                      126
               Class Y                                       10
               Institutional Class                            1

74V.        1  Net asset value per share (to nearest cent)
               Class A                                  $  8.49
            2  Net asset value per share of a second class of open-end company shares (to nearest cent)
               Class B                                  $  8.44
               Class C                                  $  8.44
               Class R                                  $  8.47
               Class Y                                  $  8.49
               Institutional Class                      $  8.51